MannKind Reports First Quarter 2026 Financial Results and Provides Business Update

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Q1 updates:

Q1 2026 total revenues of $90.2M, +15% vs. Q1 2025
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Built out launch infrastructure and aligned field-based teams for upcoming launches
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Settlement of senior convertible notes of $36.3M
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Program updates:
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Afrezza® pediatric indication PDUFA date May 29, 2026
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Furoscix ReadyFlow™ Autoinjector PDUFA date July 26, 2026
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Nintedanib DPI (MNKD-201) for IPF advancing into Phase 2; INFLO-2 trial anticipates enrolling first patient in Q2 2026
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Ralinepag DPI (MNKD-1501) announced as collaboration program with United Therapeutics, received additional $5M to support accelerated development
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Conference call and webcast today at 4:30 p.m. ET

DANBURY, Conn. and WESTLAKE VILLAGE, Calif., May 6, 2026 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq: MNKD)

a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions for cardiometabolic and orphan lung diseases, today reported financial results for the first quarter of 2026, and provided a business update.

“We are making meaningful progress executing our corporate transformation strategy, focused on the expansion and diversification of both our commercial portfolio and development pipeline,” said Michael Castagna, Chief Executive Officer of MannKind Corporation. “2026 is the most catalyst-rich year in the Company’s history. The Furoscix ReadyFlow Autoinjector, if approved, represents an opportunity to scale the brand’s growth trajectory. At the same time, we are excited and prepared for the potential Afrezza approval and launch in pediatrics, which would address unmet needs of a new patient population. Combined with the continued momentum of Tyvaso DPI, including its expansion into IPF, a strengthening pipeline, and our expanded collaboration with United Therapeutics to advance ralinepag DPI, MannKind is well positioned to deliver sustained, long-term value for shareholders.”

Business Update and Upcoming Milestones

Commercial Products

Furoscix

•
Furoscix® (furosemide injection) generated $15.5 million in net sales for the first quarter of 2026; doses dispensed increased by 64% over Q1 2025
•
Furoscix ReadyFlow Autoinjector PDUFA target action date of July 26, 2026; if approved, it would be the first product to deliver an IV-equivalent diuretic dose in under 10 seconds

Afrezza

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Afrezza (insulin human) Inhalation Powder generated $15.3 million in net sales
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FDA approved an updated Afrezza label providing starting dose guidance
•
Completed pilot phase of INHALE-1st pediatric study evaluating Afrezza for newly diagnosed type 1 diabetes
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New data presented and published from pediatric and adult studies of Afrezza
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Afrezza pediatric indication PDUFA target action date of May 29, 2026; if approved, it would be the first and only inhaled insulin option for children and adolescent patients living with diabetes

Development

Nintedanib DPI (MNKD-201)

•
Completed enrollment of Cohort 1 in Phase 1b (INFLO-1) study with no discontinuations or serious adverse events in patients with idiopathic pulmonary fibrosis (IPF); topline data expected in Q3 2026
•
Anticipate Phase 2 clinical trial (INFLO-2) in IPF with first patient enrolled in Q2 2026

Ralinepag DPI (MNKD-1501)

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Ralinepag dry powder inhalation (DPI) program to be pursued for pulmonary arterial hypertension by United Therapeutics, followed by pulmonary hypertension associated with interstitial lung disease, IPF and progressive pulmonary fibrosis
•
United Therapeutics has made a payment of $5 million to support the accelerated development of MNKD-1501; MannKind is eligible to receive up to $35 million in development milestone payments and 10% royalties on net sales of any resulting commercial product

Bumetanide DPI (MNKD-701)

•
Advancing formulation development of bumetanide DPI for edema associated with congestive heart failure and chronic kidney disease

Corporate Update

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Cash, cash equivalents and investments as of March 31, 2026, totaled $134 million
•
Settlement of the remaining $36.3 million aggregate principal amount of 2.50% senior convertible notes for $35.5 million in cash and 569,023 shares of MannKind common stock

First Quarter 2026 Financial Results

Revenues

		Three Months Ended March 31,
	2026	2025	$ Change	% Change
Revenues	(Dollars in thousands)
Afrezza	15,273	14,887	386	3%
Furoscix	15,493	—	15,493	N/A
V-Go	3,141	4,086	(945)	(23%)
Collaborations and services	23,515	29,376	(5,861)	(20%)
Royalties	32,749	30,005	2,744	9%
Total revenues	$90,171	$78,354	$11,817	15%

Total revenues for the first quarter of 2026 increased compared to the same period in the prior year due to higher revenue from royalties and commercial product sales. Commercial product sales increased primarily due to net sales of Furoscix. The acquisition of scPharma closed on October 7, 2025. Collaborations and services revenue decreased due to fewer units sold to United Therapeutics (UT). The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI.

Operating Expenses and Other Financial Highlights

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Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $7.5 million for the first quarter of 2026, compared to $3.8 million for the same period in 2025, an increase of 99%.
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The increase is primarily attributable to the inclusion of Furoscix into our product portfolio following the acquisition of scPharma on October 7, 2025. Gross margin decreased in the current period due to the inclusion of Furoscix (on-body infusor), which has a lower gross margin than Afrezza.

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Research and development expenses were $17.2 million for the first quarter of 2026 compared to $11.0 million for the same period in 2025, an increase of 56%.
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The increase was primarily attributable to higher personnel costs following the acquisition of scPharma and higher costs from advancing the development of nintedanib DPI (MNKD-201) studies.

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Selling, general and administrative expenses were $54.1 million for the first quarter of 2026 compared to $25.0 million for the same period in 2025, an increase of 116%.
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The increase was primarily related to costs associated with the promotion and support of Furoscix, as well as higher Afrezza-related expenses including expanding the field-based teams and preparing for a potential pediatric launch.

Conference Call and Webcast

MannKind will host a conference call and webcast to discuss these results today at 4:30 p.m. Eastern Time. The webcast will be accessible via a link on MannKind’s website at https://investors.mannkindcorp.com/events-and-presentations. A replay will also be available in the same location within 24 hours after the call and accessible for approximately 90 days.

About MannKind

MannKind Corporation (Nasdaq: MNKD) is a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions. Focused on cardiometabolic and orphan lung diseases, we develop and commercialize treatments that address serious unmet medical needs, including diabetes, pulmonary hypertension, and fluid overload in heart failure and chronic kidney disease.

With deep expertise in drug-device combinations, MannKind aims to deliver therapies designed to fit seamlessly into daily life.

Learn more at mannkindcorp.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements regarding MannKind's expectations about 2026 being a catalyst-rich year; the potential benefits of and potential pediatric launch of Afrezza, and the expected timing thereof; expectations regarding MannKind’s ongoing and planned clinical trials and nonclinical studies, including the timing for enrollment for the Phase 2 clinical trial of MNKD-201 in IPF and the expected timing for data readouts from the Phase 1b clinical trial of MNKD-201, and preclinical development of MNKD-701 and MNKD-1501; development plans for MNKD-1501 and the potential achievement of milestone payments and royalties; the opportunity and potential benefits of Furoscix; the potential approval of Furoscix ReadyFlow Autoinjector, the timing of such approval and its potential impact on the growth trajectory for Furoscix; and the potential of MannKind to deliver long-term value. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal,” “potential,” “prepare,” “opportunity” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks associated with safety and other complications of our products and product candidates; risks associated with the regulatory review process; risks associated with competition; manufacturing risks; market adoption risks; and other risks detailed in MannKind’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tyvaso DPI is a trademark of United Therapeutics Corporation.

AFREZZA, FUROSCIX, MANNKIND, and V-GO are registered trademarks, and Furoscix ReadyFlow is a trademark of MannKind Corporation.

MannKind Contacts:

Investor Relations

Kate Miranda

Email: ir@mnkd.com

Media Relations

Christie Iacangelo

Email: media@mnkd.com

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025
	(In thousands except per share data)
Revenues:
Commercial product sales	$33,907	$18,973
Collaborations and services	23,515	29,376
Royalties	32,749	30,005
Total revenues	90,171	78,354
Expenses:
Cost of goods sold – commercial, excluding amortization of acquired intangible assets	7,509	3,768
Cost of revenue – collaborations and services	9,964	13,748
Research and development	17,231	11,022
Selling, general and administrative	54,085	25,014
Amortization of acquired intangible assets	4,367	—
(Gain) loss on foreign currency transaction	(1,318)	2,509
Total expenses	91,838	56,061
(Loss) income from operations	(1,667)	22,293
Other income (expense):
Interest income, net	1,429	1,956
Interest expense	(7,478)	(4,645)
Interest expense on liability for sale of future royalties	(2,563)	(3,577)
Interest expense on financing liability	(2,393)	(2,410)
Loss on settlement of debt	(917)	—
Other expense	(2,777)	—
Total other expense	(14,699)	(8,676)
(Loss) income before income tax expense	(16,366)	13,617
Income tax expense	253	459
Net (loss) income	$(16,619)	$13,158
Net (loss) income per share – basic	$(0.05)	$0.04
Weighted average shares used to compute net (loss) income per share – basic	308,267	303,481
Net (loss) income per share – diluted	$(0.05)	$0.04
Weighted average shares used to compute net (loss) income per share – diluted	308,267	320,897

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(In thousands except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$52,834	$74,882
Short-term investments	81,027	96,464
Accounts receivable, net	28,137	38,367
Inventory	49,166	35,313
Prepaid expenses and other current assets	39,996	46,553
Total current assets	251,160	291,579
Restricted cash	747	745
Long-term investments	—	5,012
Property and equipment, net	82,554	82,423
Goodwill	67,595	67,595
Developed technology - on-body infusor	185,708	190,027
IPR&D - ReadyFlow Formulation	129,600	129,600
Other intangible assets	5,024	5,072
Other assets	22,015	20,129
Total assets	$744,403	$792,182

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$16,144	$9,034
Accrued expenses and other current liabilities	58,598	64,628
Senior convertible notes – current	—	36,280
Liability for sale of future royalties – current	14,010	14,298
Contingent consideration - current	23,877	21,132
Financing liability – current	10,407	10,328
Deferred revenue – current	11,525	15,331
Total current liabilities	134,561	171,031
Liability for sale of future royalties – long term	136,561	136,985
Financing liability – long term	92,784	93,092
Deferred revenue – long term	38,905	39,977
Recognized loss on purchase commitments – long term	64,635	65,952
Operating lease liability	10,281	10,689
Contingent consideration – long term	5,146	5,114
Milestone liabilities	2,003	2,003
Term loan	318,722	318,361
Total liabilities	803,598	843,204
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.01 par value – 10,000,000 shares authorized; no shares issued or outstanding as of March 31, 2026 or December 31, 2025	—	—
Common stock, $0.01 par value – 800,000,000 shares authorized; 308,907,331 and 307,832,587 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	3,089	3,078
Additional paid-in capital	3,150,295	3,141,741
Accumulated other comprehensive (loss) income	(4)	115
Accumulated deficit	(3,212,575)	(3,195,956)
Total stockholders' deficit	(59,195)	(51,022)
Total liabilities and stockholders' deficit	$744,403	$792,182

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented under GAAP, we are presenting non-GAAP net (loss) income and non-GAAP net (loss) income per share – basic, which are non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating our financial performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non- GAAP financial measures, the non-GAAP financial measures as used by us in this report have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The following table reconciles our financial measures for net (loss) income and net (loss) income per share ("EPS") for basic weighted average shares as reported in our condensed consolidated statement of operations to a non-GAAP presentation:

	Three Months Ended March 31,
	2026		2025
	Net Income	Basic EPS	Net Income	Basic EPS

GAAP reported net (loss) income	$(16,619)	$(0.05)	$13,158	0.04
Non-GAAP adjustments:
Stock compensation	6,455	0.02	5,385	0.02
Interest expense on liability for sale of future royalties	2,563	0.01	3,577	0.01
Sold portion of royalty revenue (1)	(3,275)	(0.01)	(3,000)	(0.01)
(Gain) loss on foreign currency transaction	(1,318)	0.00	2,509	0.01
Amortization of intangible assets acquired	4,367	0.01	—	—
Loss on settlement of debt	917	0.00	—	—
Non-GAAP adjusted net (loss) income	$(6,910)	$(0.02)	$21,629	$0.07
Weighted average shares used to compute net (loss) income per share – basic	308,267		303,481

(1)
Represents the non-cash portion of the 1% royalty on net sales of Tyvaso DPI earned during the three months ended March 31, 2026 and 2025 which is remitted to the royalty purchaser and recognized as royalties from collaborations in our condensed consolidated statements of operations. Our revenues from royalties from collaborations during the three months ended March 31, 2026 and 2025 totaled $32.7 million and $30.0 million, respectively, of which $3.3 million and $3.0 million, respectively, was remitted to the royalty purchaser.